Exhibit 99.1

Westwood Holdings Group, Inc. Reports First Quarter 2010 Results; Assets Under Management Increase 48% Year-over-year to Record $10.6 Billion; Assets in WHG Funds Increase 129% Year-over-year to $652 Million

DALLAS--(BUSINESS WIRE)--April 21, 2010--Westwood Holdings Group, Inc. (NYSE: WHG) today reported 2010 first quarter revenues of $13.2 million, net income of $2.9 million and earnings per diluted share of $0.43. This compares to revenues of $8.2 million, net income of $1.2 million and earnings per diluted share of $0.19 in the first quarter of 2009. Cash earnings were $4.9 million compared to $2.7 million for the first quarter of 2009. Cash earnings per share (“Cash EPS”) were $0.72 per diluted share compared to $0.41 per diluted share for the first quarter of 2009. (Cash earnings and Cash EPS are non-GAAP financial measures that are explained and reconciled with the most comparable GAAP financial measures in the attached tables.)

Assets under management were $10.6 billion as of March 31, 2010, an increase of 48% compared to assets under management of $7.2 billion as of March 31, 2009. The increase in assets under management was primarily due to market appreciation plus cash inflows from new clients. The WHG Funds had assets of $652 million as of March 31, 2010, an increase of 129% compared to assets of $285 million as of March 31, 2009.

Westwood’s Board of Directors declared a quarterly cash dividend of $0.33 per common share, payable on July 1, 2010 to stockholders of record on June 15, 2010.

Brian Casey, Westwood’s President & CEO, commented, “We are pleased to have posted another quarter of record assets under management and solid financial performance. While our business has grown significantly over the past several years, we remain focused on the key elements of our success: delivering superior long-term investment performance, providing attentive service to our clients and creating an environment where our employee-owners can succeed alongside our clients and stockholders.”

Total expenses for the first quarter were $8.7 million compared with $6.3 million for the first quarter of 2009. Cash expenses were $6.7 million compared with $4.8 million for the first quarter of 2009. (An explanation and reconciliation of cash expenses to total expenses is included in the attached tables.) The primary drivers for higher total expenses were increases of $1.4 million in incentive compensation, $408,000 in restricted stock expense and $187,000 in financial advisory expense at Westwood Trust.

Westwood Trust contributed revenue of $3.0 million and net income of $343,000 compared to revenue of $2.4 million and net income of $319,000 in the first quarter of 2009. As of March 31, 2010, Westwood Trust’s assets under management were $2.0 billion, an increase of 31% compared to $1.5 billion as of March 31, 2009. The increase in assets under management was primarily due to market appreciation.

The Board of Directors has also approved a new long-term employment agreement for Mr. Casey extending the prior agreement, which is effective through the end of April 2010. The agreement will be filed with the Securities and Exchange Commission pursuant to a Form 8-K.

Westwood will host a conference call to discuss first quarter 2010 results and other business updates at 4:30 p.m. Eastern time today. To join the conference call, dial 866-337-6663 (domestic) or 904-520-5771 (international). The conference call can also be accessed at www.westwoodgroup.com, under the Investor Relations tab and will be available for replay through April 28 by dialing 888-284-7564 (domestic) or 904-596-3174 (international) and entering passcode 2428121.

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments, foundations, the WHG Funds, other mutual funds and clients of Westwood Trust. Westwood Trust provides trust services and participation in common trust funds that it sponsors to institutions and high net worth individuals. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol “WHG.”

For more information on Westwood, please visit our website at www.westwoodgroup.com.

For more information on the WHG Funds, please visit www.whgfunds.com.

Note on Forward-looking Statements

Statements in this press release that are not purely historical facts, including statements about our expected future financial position, results of operations or cash flows, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues in four of our customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; competition in the marketplace; downturn in the financial markets; the passage of legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2009 and its quarterly report on Form 10-Q for the quarter ended March 31, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2010	2009
REVENUES:
Advisory fees - Asset-based	$10,080	$6,130
Trust fees	3,009	2,421
Other revenues, net	127	(334)
Total revenues	13,216	8,217

EXPENSES:
Employee compensation and benefits	6,796	4,694
Sales and marketing	133	130
WHG mutual funds	143	177
Information technology	327	310
Professional services	572	395
General and administrative	692	582
Total expenses	8,663	6,288
Income before income taxes	4,553	1,929
Provision for income taxes	1,620	699
Net income	$2,933	$1,230

Earnings per share:
Basic	$0.45	$0.20
Diluted	$0.43	$0.19

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2010 and December 31, 2009
(in thousands, except par value and share amounts)

	March 31, 2010 (unaudited)	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$3,171	$2,879
Accounts receivable	6,262	6,406
Investments, at market value	39,430	42,246
Deferred income taxes	1,638	2,187
Other current assets	883	625
Total current assets	51,384	54,343
Goodwill	3,915	3,915
Intangible assets, net	1,024	1,050
Property and equipment, net of accumulated depreciation of $1,393 and $1,315	504	578
Total assets	$56,827	$59,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,090	$995
Dividends payable	2,411	2,359
Compensation and benefits payable	2,719	6,273
Income taxes payable	129	823
Deferred acquisition liability	924	900
Other current liabilities	12	11
Total current liabilities	7,285	11,361
Deferred acquisition liability	818	796
Deferred income taxes	525	238
Deferred rent	228	273
Total long-term liabilities	1,571	1,307
Total liabilities	8,856	12,668
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 7,516,762 and outstanding 7,306,593 shares at March 31, 2010; issued 7,308,812 and outstanding 7,151,472 shares at December 31, 2009	75	73
Additional paid-in capital	50,414	47,741
Treasury stock, at cost – 210,169 shares at March 31, 2010; 157,340 shares at December 31, 2009	(8,081)	(6,026)
Accumulated other comprehensive income	1,170	1,559
Retained earnings	4,393	3,871
Total stockholders’ equity	47,971	47,218
Total liabilities and stockholders’ equity	$56,827	$59,886

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the three months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,933	$1,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	78	59
Amortization of intangible assets	26	-
Fair market valuation of deferred acquisition liabilities	46	-
Unrealized (gains) and losses on investments	(84)	379
Restricted stock amortization	1,891	1,483
Deferred income taxes	1,045	(169)
Excess tax benefits from stock-based compensation	(643)	(471)
Net sales (purchases) of investments – trading securities	982	(3,756)
Change in operating assets and liabilities:
Accounts receivable	144	8,735
Other assets	(273)	(178)
Accounts payable and accrued liabilities	96	(388)
Compensation and benefits payable	(3,554)	(5,129)
Income taxes payable	33	(255)
Other liabilities	(17)	70
Net cash provided by operating activities	2,703	1,610

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of money market funds – available for sale	(10,196)	(16,640)
Sales of money market funds – available for sale	11,516	16,565
Purchase of property and equipment	(16)	(9)
Net cash provided by (used in) investing activities	1,304	(84)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(2,055)	(869)
Excess tax benefits from stock-based compensation	643	471
Cash dividends	(2,360)	(2,087)
Proceeds from exercise of stock options	57	-
Net cash used in financing activities	(3,715)	(2,485)

NET INCREASE (DECREASE) IN CASH	292	(959)
Cash and cash equivalents, beginning of period	2,879	3,498
Cash and cash equivalents, end of period	$3,171	$2,539

Supplemental cash flow information:
Cash paid during the period for income taxes	$541	$1,124
Issuance of restricted stock, net	7,981	7,120

Reconciliation of Net Income to Cash Earnings and Total Expenses to Cash Expenses
(in thousands, except per share data and share amounts)
(unaudited)

	Three Months Ended March 31,		%
	2010	2009	Change
Net Income	$2,933	$1,230	138%
Add: Restricted stock expense	1,891	1,483	28
Add: Intangible amortization	26	-	NM
Add: Deferred taxes on goodwill	9	-	NM
Cash earnings	$4,859	$2,713	79

Diluted weighted average shares	6,770,139	6,558,722	3
Cash earnings per share	$0.72	$0.41	76

Total expenses	$8,663	$6,288	38
Less: Restricted stock expense	(1,891)	(1,483)	28
Less: Intangible amortization	(26)	-	NM
Cash expenses	$6,746	$4,805	40%

As supplemental information, we are providing non-GAAP performance measures that we refer to as cash earnings, cash earnings per share (or Cash EPS), and cash expenses. We provide these measures in addition to, not as a substitute for, net income, earnings per share and total expenses, which are reported on a GAAP basis. Management and our Board of Directors review cash earnings, Cash EPS and cash expenses to evaluate Westwood’s ongoing performance, allocate resources and review dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income, earnings per share and total expenses, are useful for both management and investors to evaluate Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without considering financial information prepared in accordance with GAAP.

We define cash earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. We define cash expenses as total expenses less non-cash equity-based compensation expense and amortization of intangible assets. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating cash earnings or deduct it when calculating cash expenses because depreciation charges represent a decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust cash earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Cash EPS represents cash earnings divided by diluted weighted average shares outstanding.

(WHG-G)

CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle, 214-756-6900